UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2010
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective February 8, 2010, Paul C. Kirkitelos resigned as the Chief Financial Officer, Treasurer and Secretary of Doral Energy Corp. (the “Company”). Dr. Kirkitelos has resigned as an executive officer for personal reasons, but will continue to act as the Chairman of the Company's Board of Directors. There were no disagreements between Dr. Kirkitelos and the Company regarding any matter relating to the Company’s operations, policies or practices.

H. Patrick Seale, the Company’s President, Chief Operating Officer and a Director, was appointed Chief Financial Officer, Treasurer and Secretary to fill the vacancies created by Dr. Kirkitelos’ resignation. The information regarding Mr. Seale required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is contained in the Company's Annual Report on Form 10-K for the year ended July 31, 2009.

In connection with his resignation, Dr. Kirkitelos executed a settlement agreement dated effective as of February 1, 2010 with the Company pursuant to which the Company agreed to issue to Dr. Kirkitelos a promissory note in the amount of $60,000 for accrued but unpaid compensation. The amounts due under the note are payable on demand and bear interest at a rate of 5% per annum. A copy of the settlement agreement is attached as an exhibit to this report and incorporated by reference herein.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit
Number	Description of Exhibit
10.1	Settlement Agreement dated February 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: February 8, 2010
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Chief Executive Officer